UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 28, 2020

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O’Hear Avenue, Suite 400	North Charleston	South Carolina	29405
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture and the Notes

On October 28, 2020, Ingevity Corporation, a Delaware corporation (the “Company”), completed its previously announced offering of $550 million in aggregate principal amount of 3.875% senior unsecured notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture dated as of October 28, 2020 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Company used the net proceeds from the sale of the Notes to repay existing indebtedness.

The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior indebtedness. The Notes are required to be fully and unconditionally guaranteed by certain each of the Company’s Material Domestic Restricted Subsidiaries (as defined in the Indenture). So long as the guarantees are in effect, each guarantee will be the senior unsecured obligation of the relevant Material Domestic Restricted Subsidiary and will rank equally in right of payment with all of such Material Domestic Restricted Subsidiary’s existing and future senior indebtedness. The Notes pay interest semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2021, at a rate of 3.875% per year. The Notes mature on November 1, 2028.

The Company may redeem some or all of the Notes at any time prior to November 1, 2023 by paying a “make-whole” premium plus accrued and unpaid interest, if any. The Company may redeem some or all of the Notes on or after November 1, 2023, 2024, and 2025 at redemption prices (expressed as a percentage of the principal amount thereof) of 101.938%, 100.969% and par, respectively, plus accrued but unpaid interest, if any. At any time prior to November 1, 2023, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 103.875% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest, if any, provided that at least 60% of the original aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

The Company is obligated to offer to purchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain change of control triggering events. The Company is obligated to offer to purchase the Notes at a price of 100% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain asset sales, subject to qualifications and exceptions.

The Indenture contains customary covenants (including covenants limiting the Company’s and the Company’s Restricted Subsidiaries’ ability to grant or permit liens on certain property securing debt, declare or pay dividends, make distributions on or repurchase or redeem capital stock, make investments in unrestricted subsidiaries, engage in sale and lease-back transactions, and engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantially all of the assets of the Company and its Material Domestic Restricted Subsidiaries, taken as a whole) and events of default (subject in certain cases to customary exceptions, as well as grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.

The foregoing descriptions of the Indenture and the Notes does not purport to be complete and are qualified in their entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1, and the forms of notes, which are attached hereto as Exhibits 4.2 and 4.3 and which are incorporated herein by reference.

Credit Agreement

On October 28, 2020 (the “Closing Date”), the Company, Ingevity Holdings SRL (“Holdings”), the other loan parties party thereto, the lenders party thereto, Wells Fargo Bank, N.A. (“Wells Fargo”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into Amendment No. 5 (the “Amendment No. 5”) to the Credit Agreement, dated as of March 7, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, including pursuant to the Incremental Facility Agreement and Amendment No. 1, dated as of

August 21, 2017, the Incremental Facility Agreement and Amendment No. 2, dated as of August 7, 2018, Amendment No. 3, dated as of March 7, 2019 and the Incremental Facility Agreement and Amendment No. 4, dated as of March 7, 2019, the “Existing Credit Agreement,” and as amended by Amendment No. 5, the “Amended Credit Agreement”), by and among the Company, Holdings, the lenders from time to time party thereto and the Administrative Agent. Amendment No. 5 amends the Existing Credit Agreement to, among other things, (a) extend the maturity date of the Company’s revolving credit facility by five years from the Closing Date and reduce the aggregate amount of the Company’s commitments thereunder from $750 million to $500 million, (b) appoint JPMorgan Chase Bank, N.A. as successor administrative agent, collateral agent and swingline lender thereunder to Wells Fargo, (c) modify certain leverage ratio tests and thresholds to net leverage from gross leverage and (d) effect certain other amendments. On the Closing Date, the Company repaid all of its outstanding revolving loans in an aggregate principal amount of $170 million and prepaid all of the Company’s outstanding Incremental Term A-1 Loans (as defined in the Amended Credit Agreement) in an aggregate principal amount of $375 million.

The foregoing summary of Amendment No. 5 does not purport to be complete and is subject to, qualified in its entirety by, the full text of Amendment No. 5, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 28, 2020, among Ingevity Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee

4.2	Form of 3.875% Senior Note due 2028 (included as Exhibit A-1 to Exhibit 4.1 hereto)

4.3	Form of 3.875% Senior Note due 2028 (included as Exhibit A-2 to Exhibit 4.1 hereto)

10.1	Amendment No. 5, dated as of October 28, 2020, among Ingevity Corporation, Ingevity Holdings SRL, the other loan parties party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, Wells Fargo Bank, N.A., as the resigning administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION (Registrant)

	By:	/S/ JOHN C. FORTSON
John C. Fortson
President and Chief Executive Officer
Date: October 28, 2020